Exhibit 21

Principal Financial Group, Inc. Member Companies

December 31, 2004

Corporation	State of Domicile Country of Domicile
BCI Group, LLC	Delaware
Benefit Fiduciary Corporation	Rhode Island
Boston Insurance Trust, Inc.	Massachusetts
BrasilPrev Seguros e Previdencia S.A.	Brazil
Columbus Circle Investors	Connecticut
Delaware Charter Guarantee & Trust Company	Delaware
Dental-Net, Inc.	Arizona
Distribuidora Principal Mexico, S.A. de C.V.	Mexico
Employers Dental Services, Inc.	Arizona
Equity FC, Ltd.	Iowa
Executive Benefit Services, Inc.	North Carolina
HealthRisk Resource Group, Inc.	Iowa
ING/Principal Pensions Co., Ltd.	Japan
InSource Group, LLC	Delaware
JF MOLLOY & Associates, Inc.	Indiana
Molloy Medical Management Company, Inc.	Indiana
Molloy Wellness Company	Indiana
Patrician Associates, Inc.	California
Petula Associates, Ltd.	Iowa
Petula Prolix Development Company	Iowa
PFG DO Brasil LTDA	Brazil
PNB Principal Financial Planners Private Limited	London (UK)
Post Advisory Group, LLC	Delaware
Preferred Product Network, Inc.	Delaware
Principal Administradora General de Fondos S.A.	Chile
Principal Afore, S.A. de C.V.	Mexico
Principal Asset Management Company (Asia) Ltd.	Hong Kong
Principal Asset Management Company Private Limited	India
Principal Asset Markets, Inc.	Iowa
Principal Australia (Holdings) Pty Limited	Australia
Principal Bank	Federal
Principal Capital Futures Trading Advisor, LLC	Delaware
Principal Capital Global Investors Limited	NSW
Principal Commercial Acceptance, LLC	Delaware
Principal Commercial Funding, LLC	Delaware
Principal Compania de Seguros de Vida Chile S.A.	Chile
Principal Consulting (India) Private Limited	India
Principal Creditos Hipotecarios, S.A.	Chile
Principal Development Investors, L.L.C.	Delaware
Principal Enterprise Capital, LLC	Delaware
Principal Financial Advisors, Inc.	Iowa
Principal Financial Group (Australia) Pty Ltd	Australia
Principal Financial Group (Mauritius) Ltd.	Mauritius
Principal Financial Group, Inc.	Delaware
Principal Financial Services (Australia), Inc.	Iowa

Principal Financial Services, Inc.	Iowa
Principal Fund Management (Hong Kong) Limited	Hong Kong
Principal Genera S.A. De C.V., Operadora De Fondos De Inversion	Mexico
Principal Generation Plant, LLC	Delaware
Principal Global Columbus Circle, LLC	Delaware
Principal Global Investors (Asia) Limited	Hong Kong
Principal Global Investors (Australia) Limited	NSW
Principal Global Investors (Australia) Service Company Pty Limited	NSW
Principal Global Investors (Europe) Limited	England (UK)
Principal Global Investors (Ireland) Limited	Ireland
Principal Global Investors (Singapore) Limited	Singapore
Principal Global Investors Holding Company, Inc.	Delaware
Principal Global Investors Trust	Delaware
Principal Global Investors, LLC	Delaware
Principal Health Care, Inc.	Iowa
Principal Health Insurance Company	Iowa
Principal Holding Company	Iowa
Principal Insurance Company (Hong Kong) Limited	Hong Kong
Principal International (Asia) Limited	Hong Kong
Principal International de Chile S.A.	Chile
Principal International Holding Company, LLC	Delaware
Principal International, Inc.	Iowa
Principal Investments (Australia) Limited	Delaware
Principal Investors Corporation	New Jersey
Principal Life Insurance Company	Iowa
Principal Management Corporation	Iowa
Principal Mexico Compania de Seguros, S.A. de C.V.	Mexico
Principal Mexico Servicios, S.A. de C.V.	Mexico
Principal Net Lease Investors, L.L.C.	Delaware
Principal Nominee Company (Hong Kong) Limited	Hong Kong
Principal Pensiones, S.A. de C.V.	Mexico
Principal Real Estate Fund Investors, LLC	Delaware
Principal Real Estate Investors (Australia) Limited	Australia
Principal Real Estate Investors, LLC	Delaware
Principal Services Trust Company	Illinois
Principal Siefore, S.A. de C.V.	Mexico
Principal Trust Company (Asia) Limited	Hong Kong
Principal Trustee Company Private Limited	India
Princor Financial Services Corporation	Iowa
Professional Pensions, Inc.	Connecticut
Spectrum Asset Management, Inc.	Connecticut
Zao Principal International	Russia